EXHIBIT 10.18 ASSET PURCHASE AND SALE AGREEMENT AMONG ALLARD INDUSTRIES, INC., GERALD R. ALLARD, TRUSTEE OF THE GERALD R. ALLARD REVOCABLE TRUST OF 1994,
THE ALLARD CHILDREN'S TRUST F/B/O JOHN R. ALLARD, THE ALLARD CHILDREN'S TRUST F/B/O MICHAEL E. ALLARD, YOUNES NAZARIAN, DAVID AND ANGELA NAZARIAN, TRUSTEES OF NAZARIAN FAMILY TRUST, THE PRINCIPAL SHAREHOLDERS OF ALLARD, REGISTRANT
AND ADS ACQUISITION, INC.


                        ASSET PURCHASE AND SALE AGREEMENT

                ASSETS OF ADS DIVISION OF ALLARD INDUSTRIES, INC.
                            BY ADS ACQUISITION, INC.,
                 A SUBSIDIARY OF DECRANE AIRCRAFT HOLDINGS, INC.


     This Asset Purchase and Sale Agreement ("Agreement") is made and entered into by and among Allard Industries, Inc. ("Allard"); Gerald R. Allard, Trustee of The Gerald R. Allard Revocable Trust of 1994, The Allard Children's Trust f/b/o John R. Allard, The Allard Children's Trust f/b/o Michael E. Allard, Younes Nazarian, and David and Angela Nazarian, Trustees of The Nazarian Family Trust, the principal shareholders of Allard (collectively, the "Principal Shareholders"); DeCrane Aircraft Holdings, Inc. ("DAH") and ADS Acquisition, Inc. ("Buyer"), based on the following facts:

     Allard is the owner of and desires to sell all of the assets of its Aerospace Display Systems division (which division is referred to herein as "ADS");

     Buyer desires to purchase the assets of ADS;

     Based on the foregoing facts and circumstances, the parties hereby agree as follows (capitalized terms being used herein as defined where noted in EXHIBIT A):

     1.  ASSETS TO BE PURCHASED AND SOLD.

         1.1 THE ADS ASSETS. On the Closing Date, subject to any exclusions provided for in Section 1.3, Allard shall transfer to Buyer all of the assets, properties, rights (contractual or otherwise) and business of ADS (including but not limited to the goodwill of ADS), in each case whether in the nature of real, personal, or mixed property and whether tangible or intangible and known or unknown (collectively, the "Property"). Without limiting the generality of the foregoing, the assets to be transferred include:

              1.1.1 REAL PROPERTY. Any and all real property (the "Real Property"), including that listed on Schedule 1.1.1;

              1.1.2 REAL PROPERTY LEASES. Any and all rights under leases of real property and improvements (the "Real Property Leases"), including the ADS plant in Hatfield, Pennsylvania and the office in Phoenix, Arizona and any others listed on Schedule 1.1.2;

              1.1.3  PERSONAL PROPERTY.

                     (a) All machinery and equipment (the "Machinery and
                         Equipment"), including that listed on Schedule
                         1.1.3(a);

                     (b) All tooling (the "Tooling"), including that listed on
                         Schedule 1.1.3(b);

                     (c) All parts and furniture ("Parts and Furniture"),
                         including that listed on Schedule 1.1.3(c);

                     (d) All rights under leases of equipment vehicles or
                         other tangible personal property ("Personal Property Leases");including that listed on Schedule: 1.3.3(d);

              1.1.4 INVENTORY. All raw materials, supplies, component parts, work-in-process and finished goods inventory and other inventory (the "Inventory"), including that listed on Schedule 1.1.4;

              1.1.5 VEHICLES. All automobiles and other motor vehicles (the "Vehicles"), including those listed on Schedule 1.1.5;

              1.1.6 PERMITS. All licenses, permits, consents, authorizations, approvals, certificates and franchises of any regulatory, administrative or other agency or body, or issued to or held by ADS (collectively, the "Permits"), including those matters listed in Schedule 1.1.6;

              1.1.7  PROPRIETARY RIGHTS.

                     (a) All patents, inventions, copyrights, computer
                         software, trademarks, names, service marks, trade names, marks, symbols and logos;

                     (b) All trade secrets, processes, proprietary knowledge,
                         know-how, and other processes which are not filed or registered but which constitute confidential proprietary information;

                     (c) All franchises, licenses, sublicenses, permits or
                         agreements in respect of any of the foregoing; and

                     (d) All filings, registrations, or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental authority, and any applications for any of the foregoing (collectively, "Registrations");

in each case which ADS owns, uses, has used or has the right to use or to which ADS is a party (collectively, the "Proprietary Rights"), including those described in Schedule 1.1.7;

              1.1.8 CONTRACTS. All rights under contracts and agreements (not otherwise described in this Section 1.1) which have in whole been specifically for the benefit or detriment of ADS (collectively, the "Contracts"), including purchase and sales orders, quotations, executory commitments, instruments, guaranties, indemnifications, arrangements or other understandings, and including those matters listed on Schedule 1.1.8;

              1.1.9 RECEIVABLES. All accounts and notes receivable (the "Receivables"), including those listed on Schedule 1.1.9;

              1.1.10 INVESTMENTS. All investments which relate to or are used in the business of ADS (the "Investments"), including those investments described on Schedule 1.1.10;

              1.1.11 DEPOSITS AND PREPAID EXPENSES. All of the deposits and prepaid expenses excluding prepaid insurance premiums of Allard which relate to or are used in the business of ADS (respectively, the "Deposits" and the "Prepaid Expenses"), including those deposits and prepaid expenses listed on
Schedule 1.1.11;

              1.1.12 TERMINATION CLAIMS. All claims for termination for convenience or other claims against prime contractors, government agencies, or others with respect to the termination of a contract prior to the complete performance by ADS of such contract (collectively, the "Termination Claims"), including such claims as are listed on Schedule 1.1.12;

              1.1.13 [Omitted]

              1.1.14 OTHER CLAIMS. All claims, causes of action, demands and pending litigation (not otherwise described in this Section 1.1) in which ADS, or Allard on behalf of ADS, is seeking the recovery of money or equitable relief (collectively, the "Claims"), including those matters listed on Schedule 1.1.14;

              1.1.15 BOOKS AND RECORDS. All books of account, customer lists, files, papers and records normally maintained by ADS, together with a complete and accurate copy of all of the books of account and records of Allard which relate to ADS;

              1.1.16 TELEPHONE NUMBERS. All telephone, fax, e-mail and other numbers for communication with ADS, including those numbers listed on
Schedule 1.1.16; and

              1.1.17 GOODWILL. All goodwill of Allard which directly relates to ADS or the business of ADS.

         1.2 NON-ASSIGNMENT OF ASSETS. To the extent that any asset described in Section 1.1 may not be assigned to Buyer, or may only be assigned to Buyer with the consent of a third party, then NOTWITHSTANDING anything to the contrary in this Agreement, neither this Agreement nor any action taken shall constitute an assignment or an agreement to assign; PROVIDED, HOWEVER, that in such case Allard will use its best efforts to obtain the consent of such party to the assignment to Buyer.

         1.3 EXCLUDED ASSETS: Notwithstanding Section 1.1, the assets (if any) listed on Schedule 1.3 shall be excluded from the "Property" for all purposes.

     2.  ASSUMPTION OF CERTAIN LIABILITIES; NO ASSUMPTION OF OTHER LIABILITIES.

         2.1   On the Closing Date, Buyer will assume:

              2.1.1 ACCOUNTS PAYABLE. All accounts payable for current purchases by ADS incurred in the ordinary course of its business which (i) are set forth on the schedule of ADS accounts payable as of April 30, 1996 attached as Schedule 2.1.1, or (ii) if incurred after April 30, 1996, are (x) completely and accurately reflected in all material respects on ADS's books and records delivered to the Buyer on the Closing Date and (y) are of the kind expressly permitted by the affirmative covenants, and not prohibited by the negative covenants, set forth in Section 4 hereof; PROVIDED, HOWEVER, that in any case Buyer shall not assume the obligation to pay any vendor to ADS the amount of which obligation is disputed by ADS.

              2.1.2 ACCRUED OPERATING EXPENSES. All accrued operating expenses incurred by ADS in the ordinary course of business which (i) are reflected as a liability as set forth on the balance sheet of ADS as at April 30, 1996 attached as Schedule 2.1.2(a) (the "April 30, 1996 Balance Sheet"), or (ii) if incurred after April 30, 1996, are (x) completely and accurately reflected in all material respects on ADS's books and records delivered to the Buyer on the Closing Date and (y) are of the kind expressly permitted by the affirmative covenants, and not prohibited by the negative covenants, set forth in Section 4 hereof.

              2.1.3 REAL PROPERTY LEASES: PERSONAL PROPERTY LEASES. The obligations of ADS or Allard arising under the Real Property Leases listed on
Schedule 1.1.2 and the Personal Property Leases listed on Schedule 1.1.3.(d).

              2.1.4 OPEN PURCHASE CONTRACTS. To the best of the knowledge of Allard and the Principal Shareholders, the obligations of ADS or Allard, as seller, to perform all purchase contracts in existence on the Closing Date which (a) were entered into by ADS or Allard in the ordinary course of business and (b) on average, provide for pricing materially consistent with practices of ADS during calendar 1996 sufficient to result in Buyer selling such goods and/or services at the gross margin reported for the current year to date as of the Closing Date in the Financial Statements delivered pursuant hereto.

              2.1.5 WARRANTY OBLIGATIONS. The obligation of ADS to provide warranty work under any purchase contract fulfilled by ADS, BUT ONLY to the extent of (i) warranty work reflected as an accrued liability on the April 30, 1996 Balance Sheet, and (ii) warranty work for which Allard reimburses the Buyer pursuant to Section 4.2.14.

              2.1.6 ROYALTIES AND LICENSE FEES. The royalties and license fees owing by ADS, but ONLY TO the extent specified in Schedule 2.1.6.

              2.1.7 VACATION AND SICK LEAVE. To pay for vacation time and sick leave, BUT ONLY to the extent such liabilities are specified on
Schedule 2.1.7 AND are reserved for in the April 30, 1996 Balance Sheet.

         2.2 LIABILITIES NOT ASSUMED. With the exception of the liabilities assumed pursuant to Section 2.1, Buyer shall not by the execution or performance of this Agreement, or otherwise, assume or otherwise be responsible for any liability or other obligation of ADS or Allard of any kind, nature or description, whether such liability or obligation is mature or not, liquidated or unliquidated, fixed or contingent, known or unknown, whether arising out of occurrences prior to, at or after the date of this Agreement, including those rising from breach of contract, breach of any warranty, infringement, fraud, violation of any law, rule or regulation, or out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or other demand. Without limiting the foregoing, Buyer shall not assume any obligations of ADS or Allard arising in connection with any Employee Benefit Plan.

     3. REPRESENTATIONS AND WARRANTIES.

         3.1 JOINTLY BY BUYER AND DAH. Buyer and DAH hereby jointly and severally represent and warrant to Allard and Principal Shareholders that, except as set forth on Schedule 3.1, the representations and warranties of Buyer and DAH, and either of them, contained in this Agreement, including those contained in this Section 3.1, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. Buyer and DAH hereby jointly and severally represent and warrant to Allard and Principal Shareholders the following:

              3.1.1 ORGANIZATION. DAH is a Corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to own, lease and operate its respective properties and conduct its respective businesses as now being conducted. Buyer is a Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its respective properties and conduct its respective businesses as now being conducted. Buyer and DAH are each duly qualified, or will be duly qualified prior to the Closing Date, to do business and in good standing in each jurisdiction listed on Schedule 3.1.1, are not qualified to do business in any other jurisdiction and neither the nature of the business conducted by either of them nor the property either of them owns, leases or operates requires either of them to qualify to do business as a foreign corporation in any other jurisdiction. Except as set forth on Schedule 3.1.1, Buyer and DAH have not received any written notice or assertion within the last three years from any governmental official of any jurisdiction to the effect that Buyer or DAH is required to be qualified or otherwise authorized to do business therein, in which Buyer or DAH, as the case may be, has not qualified or obtained such authorization. Buyer and DAH have previously delivered to Allard complete and correct copies of Buyer's and DAH's articles of incorporation and code of regulations as in effect on the date hereof, and neither Buyer nor DAH is in default in the performance, observation or fulfillment of any provision of their respective articles of incorporation or codes of regulations.

              3.1.2 CAPITALIZATION AND SECURITY HOLDERS. The authorized capital stock of Buyer consists solely of 750 shares of Common Stock, without par value ("Buyer Common Shares"). Buyer has issued 100 Buyer Common Shares, of which 100 Buyer Common Shares are outstanding, constituting all of the issued and outstanding shares of capital stock of any class of Buyer. All outstanding Buyer Common Shares have been Validly issued and are fully paid and non-assessable and free of preemptive rights. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings; or other commitments or rights of any type relating to the issuance, sale or transfer by Buyer of any securities of Buyer, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Buyer; and Buyer has no obligation of any kind to issue any additional securities.

              3.1.3 AUTHORIZATION. Buyer and DAH each have all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which either of them is a party, perform their respective obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Buyer and DAH with respect to the execution and delivery of this Agreement, and the other Transaction Documents to which either of them is a party, and this Agreement and the other Transaction Documents to which either of them is a party, constitute valid and binding obligations of Buyer and DAH, enforceable against Buyer and DAH, as the case may be, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally.

              3.1.4 LITIGATION. There is no claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of Buyer or DAH, threatened against Buyer or DAH, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which might have an adverse effect on their ability to perform any of their obligations under this Agreement or upon the consummation of the transactions contemplated by this Agreement.

              3.1.5 BROKERS AND FINDERS. Except as disclosed in Schedule 3.1.5, neither Buyer, DAH nor any of their officers, directors or employees, has engaged any broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses and no broker or finder has acted directly or indirectly for Buyer or DAH in connection with this Agreement or the transactions contemplated hereby.

              3.1.6 FINANCING. DAH has discussed the transaction contemplated by this Agreement with its senior lender and its subordinated lender; subject to each such lender's review of the definitive transaction documents (including this Agreement), DAH has no basis to believe that its lenders will not give their respective required consent to the transactions contemplated by this Agreement.

         3.2 JOINTLY BY ALLARD AND PRINCIPAL SHAREHOLDERS. Allard and, subject to the limitations of Section 3.3, Principal Shareholders hereby jointly and severally represent and warrant to Buyer and DAH that, except as set forth on Schedule 3.2, the representations and warranties of Allard and Principal Shareholders, and either of them, contained in this Agreement, including those contained in this Section 3.2, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. As used in this
Section 3.2, (i) unless stated to the contrary; all representations and warranties which are made to the "Knowledge of Allard" and the Principal Shareholders relate only to ADS, its business, assets and liabilities; (ii) all representations and warranties relate only to the time period from December 1, 1992, to the date of this Agreement when ADS, its business, assets and liabilities were owed by Allard and (iii) when reference is made to ADS as if it were a legal entity, the representation is meant to be with respect to the ADS division of Allard as if ADS were a separate legal entity. As used in this Agreement, "to the Knowledge of Allard" shall mean the knowledge of John R. Allard or Richard Murray after reasonable inquiry made to Robert B. Martin and appropriate members of ADS management or staff. Allard and, subject to the limitations of Section 3.3, Principal Shareholders hereby jointly and severally represent and warrant to Buyer and DAH the following:

              3.2.1 CORPORATE ORGANIZATION. Allard is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire, and has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted. Allard is duly qualified to do business and in good standing in each jurisdiction listed on Schedule 3.2.1, is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign Corporation in any other jurisdiction. Except as set forth on Schedule 3.2.1, Allard has not received any written notice or assertion within the last three years from any governmental official of any jurisdiction to the effect that Allard is required to be qualified or otherwise authorized to do business therein, in which Allard has not qualified or obtained such authorization. Allard has previously delivered to Buyer complete and correct copies of Allard's articles of incorporation and by-laws as in effect on the date hereof, and Allard is not in default in the performance, observation or fulfillment of any provision of either of its articles of incorporation or by-laws.

              3.2.2 CAPITALIZATION AND SECURITY HOLDERS. The authorized capital stock of Allard consists solely of Sixty (60) shares of Class A Common Stock, no par value and Three Hundred (300) shares of Class B Non-Voting Common Stock, no par value ("Allard Common Shares"); Allard has issued Sixty (60) shares of Class A Common Stock and Allard has issued Two Hundred Seventy (270) shares of Class B Non-Voting Common Stock; all outstanding Allard Common Shares have been validly issued and are fully paid and non-assessable and free of preemptive rights. Schedule 3.2.2 accurately sets forth the names and addresses of, the number of Allard Common Shares held at the date of this Agreement of record and/or beneficially by, and any Allard Common Shares to be issued, sold or otherwise transferred at or prior to the Closing Date to, each and every shareholder of Allard.

              3.2.3 AUTHORIZATION OF ALLARD AND PRINCIPAL SHAREHOLDERS. Allard has full corporate power and authority to enter into this Agreement, and the other Transaction Documents to which it is a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. Each of the Principal Shareholders has all requisite power, authority and legal capacity and is competent to execute and deliver this agreement, and the other Transaction Documents to which he or she is a party, perform his obligations hereunder and thereunder and consummate the transactions contemplated hereby. All necessary and appropriate corporate action has been taken by Allard with respect to the execution and delivery of this Agreement, and the other Transaction Documents to which it is a party. This Agreement constitutes, and the other Transaction Documents to which Allard and Principal Shareholders are parties when executed and delivered by Allard and Principal Shareholders will constitute, valid and binding obligations of Allard and Principal Shareholders, enforceable against Allard and Principal Shareholders in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally.

              3.2.4 FINANCIAL STATEMENTS. Attached hereto as Schedule 3.2.4 are (i) the balance sheets of ADS as at December 31, 1995, 1994 and 1993 and the April 30, 1996 Balance Sheet, (ii) the related statements of income, retained earnings, and cash flows for the years ended December 31, 1995, 1994 and 1993 and the 4 months ended April 30, 1996 (all of such documents referred to collectively as the "Financial Statements"). All of the year-end Financial Statements reflect all year-end adjustments reflected in the audited consolidated financial statements of Allard to the extent such adjustments pertain to ADS. The Financial Statements dated as of April 30, 1996 either (a) reflect the equivalent of any adjustments made in the December 31, 1995 Financial Statements or (b) have footnote disclosure to reflect the absence of such adjustments and the dollar amount of such adjustments had they been made. Each of the Financial Statements, and the financial statements delivered pursuant to Section 6, (i) are true, correct and complete in all material respects, (ii) have been prepared from and are in accordance with the books and records of ADS, (iii) have been prepared using an accrual basis method and LIFO inventory cost flow assumptions, (iv) are in conformity with generally accepted accounting principles applied on a consistent basis for such periods, and (v) fairly present the financial position of ADS in all material respects as of the dates stated and the results of operations and cash flows of ADS for the periods then ended in accordance with such practices. On the date of this Agreement, ADS does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the balance sheets in the Financial Statements or elsewhere in this Agreement. Since April 30, 1996, there has been no material adverse change in the financial condition, operations, business or prospects taken as a whole of ADS from that set forth in the Financial Statements dated as of April 30, 1996 or elsewhere in this Agreement.

              3.2.5  [Omitted]

              3.2.6 ABSENCE OF CERTAIN CHANGES IN EVENTS. Except as set forth on Schedule 3.2.6, since December 31, 1995, there has not been:

                     (a) Any material adverse change in the business
                         operations (as now conducted or as presently proposed to be conducted), assets, properties or rights, prospects or condition (financial or otherwise) of ADS or, any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change (a "Material Adverse Effect");

                     (b) Any material increase in amounts payable by ADS
                         to or for the benefit of, or committed to be paid by
                         ADS: (A) to or for the benefit of (x) any person listed on Schedule 3.2.6(a) (each a "Restricted Employee") or (y) in the aggregate, all shareholders, directors, officers, partners, consultants, agents and employees, in any capacity, of Allard who are not listed on Schedule 3.2.6(b) (the "Non-Restricted Employees") or (B) in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan, payment or arrangement made to, for the benefit of, or with (x) any Restricted Employee or (y) in the aggregate, all Non-Restricted Employees;

                     (c) Any transaction entered into or carried out by ADS
                         other than in the ordinary and usual course of their respective businesses;

                     (d) Any borrowing or agreement to borrow funds; any
                         incurring of any other obligation or liability, contingent or otherwise except current liabilities incurred in the usual and ordinary course of business exceeding at any one time outstanding $10,000; or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other individual, firm, corporation or other entity by Allard on behalf of ADS;

                     (e) Any material change made by ADS in the methods
                         of doing business or any change in the accounting principles or practices of Allard with respect to the Financial Statements or the method of application of such principles or practices;

                     (f) Any mortgage, pledge, lien, security interest,
                         hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the Property;

                     (g) Any mortgage, pledge, lien, security interest,
                         hypothecation, charge or other encumbrance discharged or satisfied, or any obligation or liability (absolute or contingent) paid, other than current liabilities shown on the April 30, 1996 Balance Sheet and current liabilities incurred and obligations under contracts entered into after such date in the usual and ordinary course of business;

                     (h) Any sale, lease or other disposition of or any
                         agreement to sell, lease or otherwise dispose of any of the properties or assets of ADS, other than sales of finished goods in the usual and ordinary course of business for ADS's scheduled prices;

                     (i) Any purchase of or any agreement to purchase
                         capital assets for an amount in excess of $50,000 for any one such purchase or $100,000 for all such purchases made by Allard on behalf of ADS or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by Allard for ADS exceeding an aggregate of $30,000;

                     (j) Any loan or advance made by Allard on behalf of
                         ADS to any individual, firm, corporation or other entity except for advances not material in amount made in the usual and ordinary course of business to employees;

                     (k) Any modification, waiver, change, amendment, release,
                         rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which ADS is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

                     (l) Any labor disputes or disturbances materially adversely affecting the business or financial condition of ADS including the filing of any petition or charge of unfair labor practices with the National Labor Relations Board or efforts to effect a union representation election, actual or threatened employee strikes, work stoppages or slow downs;

                     (m) Any delay or postponement (beyond normal
                         practice) by Allard on behalf of ADS of the payment of any accounts payable or other liabilities of ADS; or

                     (n) To the best of the knowledge of Allard and each
                         Principal Shareholder, any other event or condition of any character which has had a Material Adverse Effect or may reasonably be expected to result in a Material Adverse Effect.

              3.2.7 UNDISCLOSED LIABILITIES. Except as disclosed on Schedule 3.2.7, ADS has no liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, known or unknown, contingent or otherwise and whether due or to become due) except:

                     (a) those set forth or reflected in the April 30, 1996
                         Balance Sheet which have not been paid or discharged since the date thereof;

                     (b) those arising under agreements or other commitments
                         expressly identified in any Schedule hereto; and

                     (c) current liabilities incurred in or as a result of
                         the conduct of its business in the ordinary and usual course consistent with past practice since April 30, 1996, which are completely and accurately reflected in all material respects on its books and records and which are not inconsistent with the other representations, warranties and agreements of Allard and Principal Shareholders, or either of them, set forth in this Agreement or in the other Transaction Documents (none of which relates to any breach of contract, breach of warranty, tort, infringement, fraud, or violation of law; or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand).


              3.2.8 TAXES. Except as set forth on Schedule 3.2.8, Allard has filed all applicable Federal, State and local tax returns relating to the business of ADS.

              3.2.9  COMPLIANCE WITH LAW.

                     (a) Each of Allard and the Principal Shareholders is in
                         compliance in all material respects (with respect to the business of ADS) with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality relating to ADS or any of its businesses or properties.

                     (b) Allard is in compliance in all material respects with
                         all federal, state and local laws, ordinances, rules and regulations pertaining to environmental matters, including solid waste disposal, toxic substances, hazardous substances, hazardous materials, hazardous waste, toxic chemicals, pollutants, contaminants and air or water pollution and to the storage, use, handling, transportation, discharge and disposal (including spills and leaks) of gaseous, liquid, semi-solid or solid materials. Allard has not, and to the best knowledge of Allard and Principal Shareholders, no third party has, disposed or discharged any chemicals, oil or solid wastes on any part of the Real Property or any other any property owned; operated, leased or used by ADS. To the best of the knowledge of Allard and the Principal Shareholders there are no underground storage tanks located on any part of the Real Property or any other property owned, operated, leased or used by ADS.

                     (c) Schedule 1.1.6 contains a complete and accurate list
                         of the Permits. Each of the Permits is currently valid and in full force and effect and assignable to Buyer. The Permits constitute all franchises, licenses, permits, consents, authorization, approvals, and certificates of any regulatory, administrative or other agency or body necessary for the conduct of the business of ADS. Neither ADS nor Allard is in violation of any of the Permits and there is no pending or to the best of the knowledge of Allard and Principal Shareholders threatened proceeding which could result in the revocation, cancellation or inability of ADS or Allard to renew or transfer any Permit.

                     (d) To the best of the knowledge of Allard and the
                         Principal Shareholders, except as set forth in
                         Schedule 3.2.9, neither Allard nor any Principal Shareholder is under investigation (with respect to the business of ADS) with respect to, or has been charged with or given notice of any violation of, any applicable law.

              3.2.10 PROPRIETARY RIGHTS. Schedule 1.1.7 sets forth all of the Proprietary Rights and Registrations in respect thereof. Other than those Proprietary Rights listed on Schedule 1.1.7, to the best of the knowledge of Allard and the Principal Shareholders, no patent, invention, trade secret, process, proprietary right, proprietary knowledge, know-how, computer software, trademark, name, service mark, trade name, copyright, mark, symbol, logos, franchise, permit, license, sublicense or other such right is necessary for the operation of the business of ADS as the same is currently conducted. None of the Proprietary Rights are registered with any governmental or regulatory authority except as set forth on Schedule 1.1.7. The business of ADS as conducted prior to the Closing Date, the sale by Allard, and ownership by Buyer of any of the Property, was not, is not and will not infringe or be in contravention of any trade name, service mark, patent, trademark, copyright or other proprietary right of any third party.

              The amount of each of the royalties and license fees presently paid by ADS in the ordinary course of its business is listed in Schedule 2.1.6.

              Except as set forth on Schedule 3.2.10, ADS is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever. Except as set forth in Schedule 3.2.10, none of the Proprietary Rights: (i) as been hypothecated, sold, assigned or licensed by Allard or to the best knowledge of Allard and Principal Shareholders, any other person, corporation, firm or other legal entity; (ii) infringes upon or violates the rights of any person, firm, corporation, or other legal entity; (iii) is subject to challenge, claims of infringement, unfair competition or other claims; or (iv) to the best knowledge of Allard and Principal Shareholders, is being infringed upon or violated by any person, firm, corporation or other legal entity. Except as set forth in Schedule 3.2.10: (w) Allard nor ADS has given any indemnification against patent, trademark or copyright infringement as to any equipment, materials' products, services or supplies which ADS produces, uses, licenses or sells; (x) no product, process, method or operation presently sold, engaged in or employed by ADS infringes upon any rights owned by any other person' firm, corporation or other legal entity; (y) there is not pending or threatened any claim or litigation against Allard or ADS contesting the right of ADS to sell, engage in or employ any such product, process, method, or operation; and (z) there is not, to the best knowledge of ADS and Principal Shareholders, pending, proposed or threatened, any patent, copyright, trade name, trademark, service mark, invention, device, application or principle, or Registration therefor, which would materially adversely affect the future operation by Buyer of ADS's business after the Closing Date on substantially the same basis as said business was theretofore operated.

              3.2.11 RESTRICTIVE DOCUMENTS OR LAWS. With the exception of the matters listed on Schedule 3.2.11, neither ADS, the Principal Shareholders (with respect to the business of ADS), is a party to or bound under any and, to the best knowledge of Allard and Principal Shareholders, there is no pending, proposed or threatened regulation, certificate, mortgage, lien, lease, agreement, contract, instrument, law, vote, order, judgment or decree, or any similar restriction not of general application which materially adversely affects, or reasonably could be expected materially adversely to affect (i) the condition, financial or otherwise, of ADS or the Property;
(ii) the continued operation by Buyer of the business of ADS after the Closing Date on substantially the same basis as said business was theretofore operated; or (iii) the consummation of the transactions contemplated in this Agreement.

              3.2.12 INSURANCE. To the best of the knowledge of Allard and the Principal Shareholders ADS is insured with respect to its property and the conduct of its business in such amounts and against such risks as are sufficient for compliance with law, and for compliance with the terms of each of its contractual commitments (including under each of the Real Property Leases, Personal Property Leases and Contracts). Schedule 3.2.12 is a true, correct and complete list of all insurance policies and bonds in force in which Allard or ADS is named as an insured party, in respect of the business of ADS, or for which ADS has been charged or has paid any premiums. Except as disclosed in Schedule 3.2.12, all such policies or bonds are currently in full force and effect and neither Allard nor ADS has received any notice from any such insurer with respect to the cancellation of any such insurance. Allard will continue all of such insurance in full force and effect up to and including the Closing Date. All premiums due and payable on such policies have been paid. Neither Allard nor ADS is a co-insurer under any term of any insurance policy.

              3.2.13 BANK ACCOUNTS, DEPOSITORIES, POWERS OF ATTORNEY.
Schedule 3.2.13 is a true, correct and complete list of the names and locations of all banks or other depositories in which ADS maintains accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. No person or entity holds a power of attorney on behalf of ADS.

              3.2.14 REAL PROPERTY. Except as set forth in Schedule 1.1.1, and except with respect to real property leased pursuant to the Real Property Leases listed on Schedule 1.1.2, ADS has no real property. The Property which is real property constitutes all of the real property now used in and necessary for the conduct of the business of ADS as presently conducted.

              Except as set forth in Schedule 3.2.14, to the best of the knowledge of Allard and Principal Shareholders, all real property, buildings and structures owned or used by ADS and material to the operation of its business is suitable for the purpose or purposes for which it is being used, and is in such condition and repair as to permit the continued operation of said businesses. To the best of the knowledge of Allard and the Principal Shareholders, none of such real property, buildings or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. To the best of Allard's knowledge and the knowledge of the Principal Shareholders, there are no material structural defects in the exterior walls or the interior bearing walls, the foundation or the roof of any plant, building, garage or other such structure owned, leased or used by ADS and the electrical, plumbing and heating systems, and the air conditioning system, if any, of any such plant, building, garage or structure are in reasonable operating condition in light of their age and prior use. To the best of the knowledge of Allard and the Principal Shareholders the utilities servicing the real property owned, leased or used by ADS are adequate to permit the continued operation of the business of ADS and there are no pending or threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially effect such continued operation. Schedule 3.2.14 lists, and Allard has furnished or made available to Buyer copies of, all engineering, geologic and environmental reports prepared by or for either Allard or ADS with respect to the Real Property and the real property leased pursuant to the Real Property Leases.

              3.2.15 PERSONAL PROPERTY. Schedules 1.1.3(a), 1.1.3(b), 1.1.4
and 1.1.5 contain complete and accurate descriptions of, respectively, the Machinery and Equipment, the Tooling and the Inventory, and the Vehicles. Except as set forth in Schedule 3.2.15, and except with respect to personal property leased pursuant to the Personal Property Leases, ADS has good, valid and marketable title to all of its assets and properties which are personal property of every kind, nature and description, tangible or intangible wherever located, including all property and assets which are personal property shown or reflected on the April 30, 1996 Balance Sheet. Schedule
1.1.3 contains a complete and accurate description of all Personal Property Leases to which ADS is party or which ADS uses in its business. To the best of knowledge of Allard and Principal Shareholders, the Property which is personal property constitutes all of the personal property now used in and necessary for the conduct of the business of ADS as presently conducted. The Property is held free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, except as listed on Schedule 3.2.15.

          No financing statement under the Uniform Commercial Code or similar law naming Allard or ADS as debtor has been filed in any jurisdiction, and neither Allard nor ADS is a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement, except as listed on Schedule 3.2.15. To the best knowledge of Allard and Principal Shareholders, none of the Machinery or Equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repair.

          3.2.16 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.2.16, the operations of ADS meet the requirements of all occupational health and safety acts and all environmental laws and regulations of all federal, state and local governmental or regulatory bodies having jurisdiction over ADS. Without limiting the generality of the foregoing, and by way of example only, except as set forth on Schedule 3.2.16:

                    (a) There has not been, and is not occurring, any
                        Release of any Hazardous Substance on any real property owned, operated, leased or used by ADS.
                        For purposes of this Agreement, the terms "Release" and "Hazardous Substance" shall have the same meanings as those terms are given in the Comprehensive Environmental Response,
                        Compensation and Liability Act of 1980, 42 U.S.C.
                        Section 9601 ET SEQ. ("CERCLA"), except that for purposes of this Agreement petroleum (including crude oil or any fraction thereof) shall be deemed a Hazardous Substance.

                    (b) ADS has never sent a Hazardous Substance to a site
                        which, pursuant to CERCLA or any similar state law, (A) has been placed, or is proposed to be placed, or, to the best knowledge of Allard or Principal Shareholders, may in the future be placed, on the "National Priorities List" of hazardous waste sites or on any similar list of any federal, state or local governmental agency, including the Comprehensive Environmental Response,
                        Compensation and Liability System list for potential hazardous waste sites, or (B) is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (as defined under CERCLA) or to pay for any costs relating to such site.

                    (c) ADS has never been or is currently in violation of
                        any provision of the Toxic Substances Control Act or the regulations promulgated thereunder.

                    (d) ADS is not involved in any suit or has received
                        notice of any claim relating to personal injuries from exposure to Hazardous Substances.

          3.2.17 BROKERS, FINDERS. The transactions contemplated herein were not submitted to Allard by any broker or other person entitled to a commission or finder's fee thereon, and were not with the consent of
Allard submitted to Buyer by any such broker or other person. Neither
Allard nor any of its officers, directors or employees has engaged any broker
or   finder or incurred or taken any action which may give rise to any
liability against itself or the   Property for any brokerage fees,
commissions, finders fees or similar fees or expenses and no broker or finder has acted directly or indirectly for Allard in connection with this Agreement or the transactions contemplated hereby. No investment banking, financial advisory or similar fees have been incurred or are or will be payable by Allard in connection with this Agreement or the transactions contemplated hereby.

          3.2.18    LEGAL PROCEEDINGS, ETC. Except as set forth on
Schedule 3.2.18, there is no claim, litigation, action, suit or proceeding, administrative or judicial, filed, pending or threatened against Allard, Principal Shareholders (with respect to the business of ADS), or ADS or involving the Property, this Agreement or the transactions contemplated hereby, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, including any unfair labor practice or grievance, proceedings or claim. To the best knowledge of Allard and Principal Shareholders, there is no basis upon which such claim, litigation, action, suit or proceeding could be brought or initiated. Except as disclosed in Schedule 3.2.18, neither Allard, Principal Shareholders (with respect to the business of ADS), nor ADS is subject to any judgment, order or decree, or, to the best knowledge of Allard and Principal Shareholders, any governmental restriction applicable to Allard, Principal Shareholders (with respect to the business of ADS), or ADS which has a reasonable probability of having a Material Adverse Effect, or which materially adversely affects the ability of ADS to conduct business in any area, or of Buyer to continue the business of ADS as presently conducted.

          3.2.19    NO CONFLICT OR DEFAULT. Except as set forth on
Schedule 3.2.19, neither the execution and delivery of this Agreement or any other Transaction Document, nor compliance with the terms and provisions hereof or thereof, including the consummation of the transactions contemplated hereby and thereby, will (a) violate in any material respect any statute, regulation or ordinance of any governmental authority, or (b) conflict with or result in the breach of any term, condition or provision of the articles of incorporation or bylaws of Allard or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument
(with respect to the business of ADS) to which Allard or any of the Principal Shareholders, is a party or by which Allard or any of the Principal Shareholders or any part of the Property is or may be bound, or (c) constitute a material default (or an event which with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, or (d) result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any part of the Property, or (e) give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any part of the Property or the business of ADS.

          3.2.20 LABOR RELATIONS. Schedule 3.2.20 sets forth all collective bargaining or other labor agreements to which ADS or Allard is bound and which covers ADS employees. Allard has previously delivered to Buyer true, correct and complete copies of each such agreement. There is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, or petition for certification actually pending or, to the best knowledge of Allard and Principal Shareholders, threatened against or involving ADS. Schedule 3.2.20 sets forth all pending grievances and arbitration proceedings against ADS arising out of or under a collective bargaining or other labor agreement. No collective bargaining or other labor agreement is currently being negotiated by Allard on behalf of ADS or by ADS. Neither ADS nor Allard has experienced any work stoppage or other material labor difficulty over the past three years. No agreement which is binding on ADS restricts it from relocating or closing any or all of its operations.

          3.2.21    EMPLOYEE BENEFIT PLANS.

                    (a) To the best of the knowledge of Allard and
                        Principal Shareholders except as set forth in
                        Schedule 3.2.21, neither Allard nor ADS, currently sponsors, maintains or contributes, or has within the past 3 years sponsored, maintained or contributed to, to any pension, retirement, profit-sharing, deferred compensation, bonus, stock option or other incentive plan, or any other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any such employee benefit plan is otherwise exempt from the provisions of ERISA, and whether or not formal or informal, written or oral, and whether or not legally binding. All such plans, funds or programs sponsored, maintained or contributed to by ADS or Allard currently or within the past 3 years, whether or not listed on Schedule 3.2.21, are hereinafter referred to as the "Employee Benefit Plans"). For the purpose of this Section 3.2.21, the term "ADS" shall include all "entities" of ADS and of Allard, whether or not incorporated, with which it would be treated as a single employer for purposes of Sections 414(b), (c) or (m) of the Internal Revenue Code (the "Code").

                    (b) Full payment has been made of all amounts which ADS or
                        Allard is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which it is a party, to have paid as contributions to or benefits under any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. ADS has made adequate provision in its financial statements for liabilities to meet current contributions or benefit payments.

                    (c) ADS and Allard have each performed all obligations
                        required to be performed by it under the Employee Benefit Plans. Neither ADS nor Allard has engaged in any transaction with respect to the Employee Benefit Plans which would subject either of them, Buyer or DAH to a tax, penalty or liability for a prohibited transaction under section 406, 407 or 502(i) of ERISA or
                        Section 4975 of the Code, nor have either of Allard's or ADS' directors, officers, partners, employees or agents, to the extent they or any of them are fiduciaries with respect to such Employee Benefit Plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or which would result in any claim being made under or by or on behalf of any such Employee Benefit Plans by any party with standing to make such claim. Neither ADS nor Allard will have any plan or commitment, whether formal or informal, written or oral, and whether or not legally binding, to modify or change any Employee Benefit Plan in any material manner prior to the Closing Date. Allard, to the best of the knowledge of Allard and Principal Shareholders, ADS to the best of the knowledge of Allard and Principal Shareholders and any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the Employee Benefits Plans have complied in all material respects with the applicable requirements of ERISA, the Code and all other statutes, orders, rules or regulations, specifically including material compliance with all reporting and disclosure requirements of Part 1 of Title 1 of ERISA and of the Code in a timely and accurate manner, and no penalties have been or will be imposed, nor is Allard, ADS or any administrator liable for any penalties imposed, under ERISA, the Code or otherwise with respect to the Employee Benefit Plans or any related trusts. Neither ADS nor Allard is delinquent in the payment of any federal, state or local taxes with respect to the Employee Benefit Plans. There is no pending litigation, arbitration, or disputed claim, settlement adjudication or proceeding with respect to the Employee Benefit Plans, and none of Allard, to the best of the knowledge of Allard and Principal Shareholders, ADS to the best of the knowledge of Allard and Principal Shareholders or any administrator is aware of any threatened litigation, arbitration or disputed claim, adjudication proceeding, or any governmental or other proceeding, or investigation with respect to the Employee Benefit Plans or with respect to any fiduciary or administrator thereof (in their capacities as such), or any party-in-interest thereto (with respect to their relationship as such). There is no "defined benefit plan" within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA to which either ADS or Allard has been a party or has been required to make any contributions at any time during the last ten years. There is no "multiemployer plan" within the meaning of
                        Section 3(37) of ERISA to which either ADS or Allard has been a party or has been required to make any contributions at any time during the last ten years.

                    (d) Allard has delivered or caused to be delivered to
                        Buyer and DAH prior to the Closing, true, accurate and complete copies of (A) all Employee Benefit Plans and any related trust agreements, custodial agreements, investment management agreements, insurance contracts or policies, and administrative service contracts, all as in effect, together with all amendments thereto which will become effective at a later date; (B) the latest Summary Plan Description and any modifications thereto for each Employee Benefit Plan requiring same under ERISA; (C) the Summary Annual Report for the current and prior fiscal years for each Employee Benefit Plan requiring same under ERISA; (D) each Form 5500 and/or Form 990 series filing (including required schedules and financial statements) for the current and prior fiscal years for each Employee Benefit Plan required to file such form; and (E) the most recent actuarial evaluation, analysis or other report issued with respect to any Employee Benefit Plan. None of Allard, ADS or any officer, partner, employee representative or agent of either of them, has made any written or oral representations or statements to any current or former employees, dependents, participants or beneficiaries or other persons which are inconsistent in any material manner with the provisions of these documents.

                    (e) With respect to any of ADS's employee welfare plans (as defined in Section 3(1) of ERISA and including those Employee Benefits Plans which qualify as such) which are "group health plans" under Section 498OB of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), as amended to date), since such time as Allard has owned ADS, there has been timely compliance in all material respects with all requirements imposed thereunder, as and when applicable to such plans, so that Allard has not (or will not incur any) loss, assessment, penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any failure to comply with any COBRA benefit continuation requirement, which is capable of being assessed or asserted directly or indirectly against Allard or ADS, or against Buyer or DAH or any of their respective subsidiaries or other member of Buyer's corporate control group, with respect to any such plan.

                    (f) No Employee Benefit Plan maintained by Allard or ADS
                        which is a "welfare plan" within the meaning of
                        Section 3(1) of ERISA provides benefits to employees after termination of employment, except as required by
                        Section 4980B of the Code.

          3.2.22 CONTRACTS AND COMMITMENTS. Schedule 3.2.22 is a list of all of the Contracts to which ADS is a party and which involve the payment by or to ADS in the aggregate of $50,000 or more during any year, and Allard has previously delivered to Buyer correct and complete copies of each such Contract. The Real Property Leases, the Personal Property Leases and the Contracts listed on Schedule 3.2.22, taken together, constitute all of the contracts, agreements, contract rights, leases, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, guaranties, indemnifications, arrangements, obligations and understandings (written or oral), involving the payment by or to ADS, in the aggregate of $50,000 or more during any year, necessary to the conduct of the business of ADS as conducted by ADS.

          All of the Real Property Leases, the Personal Property Leases and the Contracts are valid and binding, in full force and effect and enforceable against ADS in accordance with their respective provisions. Neither Allard nor ADS has assigned, mortgage pledged, encumbered, or otherwise hypothecated any of its right, title or interest under any Real Property Lease, any Personal Property Lease, or any Contract. Neither Allard nor ADS (nor, to the best knowledge of Allard and Principal Shareholders, any other party thereto) is in violation of, in default in respect of, nor has there occurred an event or condition which, with the passage of time of giving of notice (or both) would constitute a violation or default of, any Real Property Lease, any Personal Property Lease, or any Contract; and, to the best knowledge of Allard and Principal Shareholders, there are no facts or circumstances which would reasonably indicate that ADS (or any other party) will be or may be in violation of or in default in respect of any Real Property Lease, any Personal Property Lease, or any Contract, subsequent to the date hereof. No notice has been received by Allard or ADS claiming any such default by ADS or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

          3.2.23 ACCOUNTS RECEIVABLE, ETC.. All of the Receivables of ADS are set forth on Schedule 1.1.9, together with the value thereof. All of the Investments are set forth on Schedule 1.1.10, together with the value thereof. All of the Deposits and prepaid expenses of ADS are set forth on
Schedule 1.1.11, together with the value thereof. All such Receivables, Investments, Deposits and Prepaid Expenses, together with any additional Receivables, Investments, Deposits and Prepaid Expenses arising between the date hereof and the Closing Date (in each case net only of such allowance for doubtful accounts as is included on the April 30, 1996 Balance Sheet), (a) are or will be valid and subsisting, (b) represent or will represent sales actually made, (c) arose or will arise in the ordinary and usual course of the business of ADS, (d) to the extent not collected prior to the Closing
Date, will be collectible according to their terms within 90 days after the date of the initial invoice therefor subject to the allowance for doubtful accounts included on the April 30, 1996 Balance Sheet and (e) are not and will not be subject to any counterclaim, set-off or defense nor any lien, charge or encumbrance of any nature. There has not been any material adverse change in the collectibility of the Receivables of ADS since April 30, 1996.

          3.2.24 INVENTORIES. As of July 22, 1996, Schedule 1.1.4 completely and accurately lists all of the raw materials owned by ADS, and the value thereof. Except as set forth in Schedule 3.2.24, in all material respects, all of the raw materials of ADS consists of a quality and quantity usable and saleable in the ordinary and usual course of business, except for items of obsolete materials and materials of substandard quality, all of which have been written off, written down or reserved for on the books of ADS to net realizable prior to April 30, 1996. All Inventory not written off has been priced at the lower of cost or market on a LIFO basis. The quantities of each type of Inventory (whether raw materials, work-in-process, or finished goods) are not excessive in all material aspects, consistent with past business practice, but are reasonable and warranted in the present circumstances of ADS. All work-in-process and finished goods Inventory is free of any defect or other deficiency or, to the extent there is a defect or other deficiency, there is a valid claim by ADS against the manufacturer or supplier thereof for an amount adequate to fully compensate ADS therefor.

          3.2.25 BACKLOG. All unfilled orders to purchase goods of ADS are set forth in Schedule 3.2.25 and are firm and binding commitments (subject to cancellation rights set forth therein) of the respective purchasers (assuming that such purchaser has properly authorized by all requisite corporate or, if not a corporation, by all other requisite action and has properly executed and delivered such purchase order, which, to the best knowledge of Allard and the Principal Shareholders, is the case) to purchase the goods indicated.

          3.2.26    BOOKS OF ACCOUNT: RECORDS. Except as disclosed in
Schedule 3.2.26, the general ledgers, books of account and other financial records of ADS are complete and correct, have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

          3.2.27 MANAGERS, EMPLOYEES AND COMPENSATION. Schedule 3.2.27 sets forth the name of all managers of ADS, their respective terms of office, the total salary, bonus payments, fringe benefits and perquisites each received in each of the last 3 fiscal years ended December 31, 1995, and changes to the foregoing which have occurred since December 31, 1995; such Schedule also lists and described the current base salary, bonus payments, fringe benefits and perquisites of any other employee, agent or representative of ADS whose total current salary, bonus or other compensation exceeds $50,000 annually during any of the last 3 fiscal years ended
December 31, 1995, and changes to the foregoing since December 31, 1995.
There are no other material forms of compensation paid to any such manager or employee of ADS. The provisions for wages and salaries accrued on the April 30, 1996 Balance Sheet are adequate for salaries and wages, including accrued vacation pay, for the period up through the date thereof, and ADS has accrued on its books and records all obligations for wages and salaries and other compensation to its employees, including, but not limited to, vacation pay and sick pay, and all commissions and other fees payable to agents, salesmen and representatives. Allard has filed any and all payroll tax returns, and paid all payroll taxes due for any and all ADS employees, due through the Closing Date.

          Except as set forth on Schedules 3.2.27 and 3.2.29, ADS has not become obligated, directly or indirectly, to any shareholder, director, officer or partner of Allard or any member of their families, except for current liability for employment compensation. Except as set forth on
Schedule 3.2.27, no shareholder, director, officer, partner, agent or employee of Allard holds any position or office with or has any financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has transactions with ADS. Neither Allard, nor ADS, nor, to the best knowledge of Allard and Principal Shareholders, any third party, has taken any action with respect to any shareholder, director, officer, partner, employee or representative of Allard to attempt to induce or which would influence any such person not to become associated with Buyer from and after the Closing Date or from serving Buyer in a capacity similar to the capacity presently held. No employee of ADS, to the best knowledge of Allard and Principal Shareholders, has a present intention to leave the employ of ADS or has taken any action directed towards leaving the employ of ADS. Except as set forth on Schedule 3.2.27, to the best knowledge of Allard and Principal Shareholders, no former employee of Allard is currently or intends to enter into competition with the business of ADS.

          3.2.28 CREDIT TERMS: PRODUCT WARRANTIES. SCHEDULE 3.2.28 sets forth all the terms and conditions of credit and discounts given by ADS to its customers in the usual and ordinary course of its business and a list of all transactions pending where there is a material departure therefrom. Also set forth on such Schedule are the terms and conditions of all product or service warranties and guarantees given by ADS. The aggregate amount of losses and expenses incurred by reason of allowances, customer dissatisfaction or liabilities arising under such warranties and guarantees were not materially significant during the period beginning on December 1, 1992 and ending on December 31, 1995 and there has been no materially adverse change in that experience since December 31, 1995. Except as set forth on such Schedule, ADS has conducted all qualification inspections and quality conformance inspections required by the specifications for products of ADS included on qualified products lists in accordance with the requirements of such specifications, and all products shipped have been in conformance with such specifications.

          3.2.29 CONTRACTS WITH AFFILIATES. Any contract, commitment, lease, permit or other instrument, agreement, understanding or obligation (written or oral) between ADS and any affiliate of Allard (including Allard and any Principal Shareholder) is the equivalent of an "arms-length" transaction with a third party, and is described on Schedule 3.2.29 hereto.

          3.2.30    GOVERNMENT CONTRACTS.

                    (a) For purposes of this Section 3.2.30, the term
                        "Government" means any agency, division, subdivision, audit group, or procuring office of the federal government, including the employees or agents thereof; the term "Transferor" means ADS and its subsidiaries, divisions, affiliates, joint venturers, agents, employees, officers and directors; the term "Government Contract" means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto, between the Transferor and any of the Government, any prime contractor of the Government, any subcontractor of such a prime contractor or any subcontractor of another subcontractor, however far removed from the prime contractor such subcontractor may be, (A) currently in force; (B) which, within the three years preceding the date of this Agreement, expired or were terminated; or
                        (C) for which final payment was received within the three years preceding the date of this Agreement; and the term "Bid" means any outstanding quotation, bid or proposal submitted by Transferor to the Government, any proposed prime contractor of the Government, or any proposed subcontractor.

                    (b) Schedule 3.2.30 contains a true and complete list of
                        all Bids which involve or can be expected to involve aggregate consideration in excess of $100,000.

                    (c) Except as set forth in Schedule 3.2.30, with respect
                        to any Government Contract or Bid, to the best of the knowledge of Allard and Principal Shareholders, the Transferor has complied with and expects to comply with all material terms thereof, all certifications and representations of Transferor with respect thereto, and all statutes and regulations applicable thereto.

                    (d) Except as set forth in Schedule 3.2.30, (A) no show
                        cause notices, cure notices, or terminations have been issued against the Transferor with respect to any Government Contract; (B) no negative determinations of responsibility have been issued against the Transferor with respect to any Bid and
                        (C) none of the Government, any prime contractor nor any subcontractor has notified the Transferor, either orally or in writing, that it is in breach or violation of any provision of any Government Contract, any certification or representations with respect thereto or any statutes and regulations applicable thereto.

                    (e) The Transferor possesses all necessary security
                        clearances and permits for the execution of its obligations under any Government Contracts and Bids. The Transferor has never been denied a security clearance.

                    (f) The Transferor is not undergoing and has not undergone any audit, and has no knowledge or reason to know of any basis for impending audits in the future, arising under or relating to any Government Contract except as set forth in Schedule 3.2.30.

                    (g) The Transferor has entered into no financing
                        arrangements with respect to the performance of any current Government Contract except as set forth in
                        Schedule 3.2.30.

          3.2.31 SOLVENCY. The total assets of Allard and each of the Principal Shareholders exceed their respective total liabilities; and Allard and each of the Principal Shareholders are able to perform their respective financial obligations as performance thereof becomes due.

          3.2.32 ALLOCATIONS. Those costs which, during the period January 1, 1993 through April 30, 1996, have been allocated by Allard to ADS, as set forth in Schedule 3.2.32, equal or exceed the true cost to Allard, and all such identifiable costs have been allocated to ADS. Schedule 3.2.32 sets forth such allocations for each year 1993, 1994 and 1995, and for the 4 months ended April 30, 1996 as disclosed on the April 30, 1996 Balance Sheet.

          3.2.33 COMPLETE DISCLOSURE. No representation or warranty made by Allard or any of the Principal Shareholders in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to Buyer by or on behalf of Allard or any Principal Shareholders pursuant to this Agreement or in connection with the transactions contemplated hereby or thereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

          3.2.34 REPETITIVE DISCLOSURE. To the extent that the Buyer or DAH or Allard have made any disclosure on any schedule to this Agreement, such disclosure shall be considered to be made for purposes of this Agreement notwithstanding that such disclosure is not made on all applicable schedules.

          3.2.35 CLAIMS. Allard shall not be liable to make any payment to the Buyer or DAH for any damage, loss. liability, cost, penalty, fine, assessment or expense resulting or arising from or incurred in connection with any misrepresentation, breach of warranty or nonfulfillment or nonperformance of any agreement, term or condition on the part of Allard or any misrepresentation in or omission from any schedule, certificate or other instrument furnished to the Buyer or DAH under this Agreement until their aggregate liability under Section 3.2 exceeds $100,000.

          3.3 INDEMNIFICATION BY PRINCIPAL SHAREHOLDERS. To the extent specified in this Section 3.3, the Principal Shareholders hereby indemnifies DAH and Buyer for breach of any warranty or representation of Allard or the principal Shareholders in this Agreement. Such indemnity shall be limited and shall occur as follows:


                    3.3.1 In the event DAH or Buyer has any claim for breach of warranty or representation of Allard or the Principal Shareholder, DAH or Buyer shall give notice to Allard and the Principal Shareholders of such breach and the specifics thereof prior to the commencement of any proceeding pursuant to Section 7.3;

                    3.3.2 Not less than 10 days following the notice described in Section 3.3.1, DAH or Buyer may commence an arbitration against Allard pursuant to Section 7.3;

                    3.3.3 Subject to the obligations of the Principal Shareholders pursuant to this Section 3.3, no Principal Shareholder need be a party to or otherwise participate in the Arbitration.

                    3.3.4 In the event that any award is made against Allard in the Arbitration conducted pursuant to Section 7.3, and the amount of such Award is not paid to DAH or Buyer in immediately available funds within 30 days of the Award, each of the Principal Shareholders shall pay to DAH or Buyer as the case may be a portion of the Award, to the extent of and amount equal to the sum of (i) such amount as is received by such Principal Shareholder pursuant to the Covenant Not to Compete and (ii) the aggregate amount of distributions received by such Principal Shareholder after the Closing Date in respect of their Allard Common Shares, other than distributions directly related to the payment of federal or state taxes arising out of the transaction contemplated by this Agreement, provided, however, each Principal Shareholder shall only be liable to DAH or Buyer based on his percentage of distributions and payments received under the Covenant Not to Compete compared to total distributions and payments received under the Covenant Not to Compete by all Principal Shareholders. Each Principal Shareholder acknowledges and agrees that he shall be bound by the Award in the Arbitration as if he had been named a party to the Arbitration and will not contest his obligation as a result of not being a party to the Arbitration.

                    3.3.5 Should any Principal Shareholder not make payment of the amount so determined pursuant to Section 3.3.4 within 90 days after the entry of the Award, the arbitrator may enter an Award against such Principal Shareholder in such amount.

                    3.4 CLAIMS BASED ON REPRESENTATIONS AND WARRANTIES. The recourse by DAH and Buyer against Allard and the Principal Shareholders or by Allard and the Principal Shareholders against DAH and the Buyer for any breach of the representations and warranties set forth in Sections 3.1 and
3.2 shall be limited to prior to May 31, 1998, except for matters as to which notification has been given prior to May 31, 1998.

     4.   COVENANTS.

          4.1       COVENANTS OF BUYER.

                    4.1.1 PAYMENT AND PERFORMANCE OF ASSUMED LIABILITIES. From and after the closing Date, buyer shall pay and perform the liabilities issued pursuant to Section 2.1 in the ordinary course of its business in accordance with Buyer's standard business practices.

                    4.1.2 PAYMENT FOR COVENANT NOT TO COMPETE. Subject to the satisfaction of each of the conditions precedent set forth in Section 4.2, DAH shall pay to Principal Shareholders its consideration for the covenants not to compete delivered to Buyer and DAH pursuant hereto by payment of 36 equal installments of $55,555.55, on the first business day of each calendar month for the 36 months following the Closing Date.

                    4.1.3 USE OF NAME. After the Closing Date, Buyer and ADS shall not use the name "Allard" in connection with the business of ADS.

                    4.1.4 COVENANT AGAINST DISCLOSURE. Each of DAH and Buyer agree not to (a) disclose to any person, association, firm, corporation or other entity (other than Allard or those designated in writing by Allard) in any manner, directly or indirectly, any information or data relevant to the business of Allard (other than ADS), or whether of a technical or commercial nature, or (b) by use, or permit or assist, by acquiescence or otherwise, any person, association, firm corporation or other entity (other than Allard or those designated in writing by Allard) to use, in any manner, directly or indirectly, any such information or data, excepting only use of such data or information as is at the time generally known to the public other than by any breach of any provision of this Section 4.1.4.

                    4.1.5     COVENANT AGAINST HIRING. [deleted]

                    4.1.6 HOLD HARMLESS. DAH and Buyer agree to indemnify and hold harmless Allard from any liabilities to third parties arising from the operations or business of ADS on and after the consummation of the transactions contemplated herein on the Closing Date, except to the extent caused by the actions, gross negligence or willful misfeasance of Allard.

                    4.1.7 DUTY TO COLLECT ACCOUNTS RECEIVABLES. Buyer and DAH shall use their best efforts to collect accounts receivables outstanding at the Closing Date; As used in this Section 4.1.7, "best efforts" shall be deemed to have been used so long as Buyer continues the accounts receivable collection practices used by ADS prior to the date of this Agreement.

                    4.1.8 EMPLOYEES. From and after the Closing Date, Buyer and DAH shall employ substantially all of the current employees of the ADS division, subject to normal management prerogatives to review performance and terminate employment as necessary or appropriate for the business. The Buyer and DAH shall compensate such employees at substantially the same level of compensation in effect for such employees. Buyer and DAH will continue normal fringe benefits for such employees subject to the integration of such fringe benefits with Buyer's and DAH's current programs.

          4.2       COVENANTS OF ALLARD AND THE PRINCIPAL SHAREHOLDERS.

                    4.2.1 CHANGE OF NAME: USE OF NAME. ALLARD shall grant any consents and take any other and further action, all at its own expense, requested by Buyer to enable Buyer to use, reserve or register the names "ADS" and "Aerospace Display Systems", and any other trademark or trade style or name presently used by ADS, for the exclusive use of Buyer. After the Closing Date, Allard shall discontinue use of the names "ADS" and "Aerospace Display Systems".

                    4.2.2 COVENANT AGAINST DISCLOSURE. Each of Allard and each Principal Shareholder agree not to (a) disclose to any person, association, firm, corporation or other entity (other than Buyer or those designated in writing by Buyer) in any manner, directly or indirectly, any information or data relevant to the business of ADS, or whether of a technical or commercial nature, or (b) by use, or permit or assist, by acquiescence or otherwise, any person, association, firm corporation or other entity (other than Buyer or those designated in writing by Buyer) to use, in any manner, directly or indirectly, any such information or data,' excepting only use of such data or information as is at the time generally known to the public other than by any breach of any provision of this Section 4.2.2.

                    4.2.3 COVENANT AGAINST HIRING. Each of Allard and the Principal Shareholders understand that it is essential to the successful operation of the business to be acquired hereunder that Buyer retain substantially unimpaired ADS's operating organization. Each of Allard and the Principal Shareholders agrees that neither he nor it shall purposefully take any action which would induce any employee or representative of Allard not to become or continue as an employee or representative of Buyer. Without limiting the generality of the foregoing, neither ADS nor any of the Principal Shareholders shall, whether directly or indirectly through any subsidiary or affiliate, for a three (3) year period from the Closing Date solicit to employ (whether as an employee, officer, director, agent, consultant or independent contractor), or enter into any partnership, joint venture or other business association with, any person who was at any time during the 12 months preceding the Closing Date an employee, partner, representative, or manager of ADS. Provided, however, if the Buyer and Robert G. Martin sign a three (3) year employment agreement and thereafter Buyer terminates Robert G. Martin other than "for cause" and does not compensate him for the three (3) year period from the Closing, then Allard and the Principal Shareholders shall have the right, after such termination, to employ Robert G. Martin.

                    4.2.4 INJUNCTIVE RELIEF. Each of Allard and the Principal Shareholders acknowledges and agrees that Buyer's remedy at law for any breach of any of Allard's or such Principal Shareholders obligations under Subsections 4.2.2 or 4.2.3 hereof would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in a proceeding which any be brought to enforce any provision of Subsections 4.2.2 or 4.2.3 without the necessity of proof of actual damage. The rights and remedies conferred upon

Buyer under this Section 4.2.4, elsewhere in this Agreement, or by any instrument or law shall be cumulative and may be exercised singularly or concurrently.

               4.2.5 CONDUCT OF BUSINESS OF ALLARD PRIOR TO CLOSING DATE. Each of Allard and the Principal Shareholders agrees that on and after the date hereof and prior to the Closing Date:

                     (a) The business and operations, activities and
                         practices of ADS shall be conducted only in the ordinary course of business and consistent with past practice;

                     (b) No change shall be made in the articles of
                         incorporation or bylaws of Allard, except as is necessary to comply with Section 4.2.1 hereof;

                     (c) No change shall be made in the number of shares of
                         authorized or issued capital stock of Allard; nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by Allard relating to its equity;

                     (d) [deleted]

                     (e) Neither Allard nor any Principal Shareholder shall,
                         directly or indirectly, solicit or encourage
                         (including by way of furnishing any non-public information concerning the business, properties or assets of ADS), or enter into any negotiations or discussions concerning, any Acquisition Proposal (as defined below). Allard and any Principal Shareholder will notify Buyer promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by Allard or such Principal Shareholder. As used in this Agreement, "Acquisition Proposal" shall mean any proposal received by Allard or any Principal Shareholder prior to the Closing Date for a merger or other business combination involving ADS or for the acquisition of, or the acquisition of a substantial equity interest in, or any material part of the assets of, ADS other than the one contemplated by this Agreement.

                     (f) Except as set forth in Schedule 4.2.5(f), ADS will
                         not, and Allard will not cause or permit ADS to:

                         (i) incur, become subject to, or suffer, or agree
                             to incur, become subject to or suffer, any obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

                        (ii) discharge or satisfy any lien or encumbrance
                             or pay any obligation or liability (absolute or contingent) other than liabilities payable in the ordinary course of business;

                       (iii) mortgage, pledge or subject to lien, charge
                             or any other encumbrance, any of the Property or agree so to do;

                        (iv) sell or transfer or agree to sell or transfer
                             any of its assets, or cancel or agree to cancel any debt or claim, except in each case in the ordinary course of business;

                         (v) consent or agree to a waiver of any right of
                             substantial value;

                        (vi) enter into any transaction other than in the
                             ordinary course of its business;

                       (vii) without the express written consent of Buyer,
                             increase the rate of compensation payable or to become payable by it to any Restricted Employee over the rate being paid to such Restricted Employee at April 30, 1996;

                      (viii) increase the rate of compensation payable or
                             to become payable by it to any Non-
                             Restricted Employee over the rate being paid to such Non-Restricted Employee at April 30, 1996, other than in the ordinary course of business and in accordance with ADS's past practice;

                        (ix) terminate any contract, agreement, license or
                             other instrument to which it is a party;

                         (x) through negotiation or otherwise, make any
                             commitment or incur any liability or
                             obligation to any labor organization;

                        (xi) without the express written consent of Buyer,
                             make or agree to make any accrual or
                             arrangement for or payment of bonuses or special compensation of any kind to any Restricted Employee;

                       (xii) make or agree to make any accrual or
                             arrangement for or payment of bonuses or special compensation of any kind to any Non-Restricted Employee, other than in the ordinary course of business and in accordance with ADS's practice;

                      (xiii) without the express written consent of Buyer,
                             directly or indirectly pay or make a commitment to pay any severance or termination pay to any Restricted Employee;

                       (xiv) directly or indirectly pay or make a commitment
                             to pay any severance or termination pay to any Non-Restricted Employee, other than in the ordinary course of business and in accordance with ADS's past practice;

                        (xv) introduce any new method of management, operation
                             or accounting with respect to its business or any of the assets, properties or rights applicable thereto;

                       (xvi) offer or extend more favorable prices, discounts
                             or allowances than were offered or extended regularly on and prior to April 30, 1996, other than in the ordinary course of business;

                      (xvii) [Omitted]

                     (xviii) hire any employee earning a wage or salary
                             of more than $50,000 per year.

                         (g) Allard and each of the Principal Shareholders will
                             use their respective best efforts to preserve ADS's business organization intact, to keep available to ADS the present service of ADS's employees, and to preserve for ADS the good will of its suppliers, customers and others with whom business relationship exist; and

                         (h) Neither Allard nor any of the Principal
                             Shareholders will take, agree to take or permit to be taken any action or do or permit to be done anything in the conduct of the business of ADS, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement or which would cause any of the representations or warranties of Allard or the Principal Shareholders contained herein to be or become untrue in any material respect.

               4.2.6 INSPECTION OF BOOKS AND RECORDS. From the date of this Agreement until the Closing Date, Allard shall make or cause to be made available to Buyer for examination the Property and other materials such as books of account, contract, agreements, commitments, records and its documents directly relating to ADS and its business and shall permit Buyer and its representatives, attorneys, accountants and agents to have access to and to copy, at Buyer's expense, the same at all reasonable times. In addition, Allard shall make, or cause to be made, available to Buyer and its representatives, attorneys, accountants and agents the Property and all of the above described records for any environmental compliance audit, any environmental site assessment (including soil, groundwater and/or other testing) and any other physical inspection which Buyer may elect to conduct at its own expense.

               4.2.7 FURTHER ASSURANCES. On and after the Closing Date, ADS and the Principal Shareholders shall prepare, execute and deliver, at their expense, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action as Buyer shall reasonably request at any time or from time to time in order to perfect, confirm or evidence in Buyer title to all or any part of the Property or to consummate, in any other manner, the terms and conditions of this Agreement.

               4.2.8 PRESS RELEASES AND ANNOUNCEMENTS. Neither ADS, any Principal Shareholder, Buyer nor DAH shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other parties hereto; PROVIDED, HOWEVER that ADS, any Principal Shareholder, Buyer or DAH may make any public disclosure he or it believes in good faith is required by law (in which case he or it will advise the other parties hereto prior to making the disclosure). On the Closing Date, Allard, the Buyer and DAH will issue mutual public announcements and/or press releases announcing the transaction contemplated by this Agreement.

               4.2.9 BANKRUPTCY. Allard agreed on and after the date of this Agreement (i) neither Allard nor any Principal Shareholder shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to any of them or seeking to adjudicate any of them bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to any of them or for all of any substantial part of any of their assets; (ii) neither ADS nor any Principal Shareholder shall make a general assignment for the benefit of its creditors; (iii) no case, proceeding or other action of a nature referred to in clause (i) above shall be commenced by any person which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or discharged for a period of 60 days; (iv) no case, proceeding or other action shall be commenced by any person seeking issuance of a warrant of attachment, execution distraint or similar process against all or any substantial part of the assets of Allard or any Principal Shareholder which results in the entry of an order for any such relief; and (v) neither ADS nor any Principal Shareholder shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii), or (iv) above.

               4.2.10 DELIVERY OF FINANCIAL STATEMENTS. No later than July 31, 1996, Allard and the Principal Shareholders shall deliver to Buyer and DAH the balance sheet of ADS as at June 30, 1996 and the related statements of income, retained earnings and cash flows for the year to date then ended (the "Second Quarter Financial Statements") and which shall be true, correct and complete, shall have been prepared from and are in accordance with the books and records of ADS and Allard and shall have been prepared in conformity with generally accepted accounting principles applied on a consistent basis for such periods using an accrual basis method, reflect sufficient reserves for asserted and potential products liability claims, and fairly present the financial condition of ADS as of the dates stated and the results of operations of ADS for the periods then ended in accordance with such practices. The Second Quarter Financial Statements shall upon delivery to Buyer become part of the Financial Statements as defined herein for all purposes hereof.

               4.2.11 TRADE SECRETS AND CONFIDENTIAL KNOW-HOW. Between the date hereof and the Closing Date, Allard and the Principal Shareholders and their representatives shall, upon request by Buyer, reduce to writing all trade secret information or other know-how of a business or technical nature which is now used in or which is useful for the present or anticipated future business of ADS, such writing to be confidential and afforded such protection and confidential treatment as Buyer shall reasonably request.

               4.2.12 SALES TAXES, UNEMPLOYMENT INSURANCE, ETC. Without limiting any other term hereof, Allard shall pay all sales taxes and unemployment insurance premiums to be paid in respect of ADS and the Property through the Closing Date.

               4.2.13 INDEMNITY REGARDING BULK SALES, ETC. Allard hereby agrees to indemnify and hold harmless DAH and Buyer from any claims, costs or losses incurred as a result of the failure of Allard or ADS to comply with any and all requirements of sales tax and bulk sales laws and regulations arising under Pennsylvania, Arizona, New Hampshire and any other jurisdiction in connection with the transactions contemplated herein, including all pre-closing notice, payment and receipt requirements of Pennsylvania Reg. 32 and Arizona Reg. Sec. 42-119, in connection with the transactions contemplated by this Agreement.

               4.2.14 WARRANTY WORK AFTER CLOSING DATE. Allard shall reimburse Buyer for Buyer's actual direct cost of material and labor incurred in respect of any warranty work completed by Buyer pursuant to its liabilities assumed under Section 2.1.5. No other costs, such as SG&A, overhead, or other charges, are to be reimbursed by Allard.

               4.2.15 USE OF NAME. After the Closing Date, Buyer and ADS shall not use the name "Allard" in connection with the business of ADS.

               4.2.16 HOLD HARMLESS. Allard and Principal Shareholders agree to indemnify and hold harmless DAH and Buyer from any liabilities to third parties arising from the operations or business of ADS at any time prior to the consummation of the transactions contemplated herein on the Closing Date, except to the extent caused by the actions, gross negligence or willful misfeasance of DAH or Buyer.

     5.   CLOSING AND CONDITIONS PRECEDENT.

          5.1 CLOSING DATE. The date upon which the transactions contemplated hereby shall become effective (the "Closing Date") shall be the date, no later than September 23, 1996, upon which each of the conditions precedent set forth in Sections 5.2 and 5.3 shall have been satisfied or waived pursuant to the respective terms thereof.

               5.1.1 CONDITIONS. On or before September 11, 1996, DAH by giving notice to Allard, DAH may extend the Closing Date pursuant to this Agreement to and including October 16, 1996. In the event that such notice is given by DAH, the Purchase Price shall be increased by the sum of $100,000.00 which amount shall be payable to Allard at the Closing in immediately available funds.

          5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF DAH AND BUYER. Each and every obligation of DAH and Buyer to be performed on the Closing Date shall be subject to the satisfaction on or before the Closing Date of each of the following conditions (unless waived in writing by DAH and Buyer): Allard shall have delivered to Buyer each of the following, in each case duly and properly executed (if appropriate) and in form and substance reasonably satisfactory to the Buyer:

               5.2.1 Good and sufficient assignments of each Real Property Lease, conveying all of Allard's right, title and interest in and to such Real Property Lease, free and clear of all mortgages, pledges, liens, security interest, encumbrances, restrictions and claims of any nature whatsoever, except those listed on Schedule 3.2.14; together with recordable memoranda thereof if requested by Buyer.

               5.2.2 Written consents of the lessors under each Real Property Leases to the assignment of such Real Property Leases, with no adverse condition attached, and estoppel and non-disturbance agreements of such lessors.

               5.2.3 A good and sufficient General Conveyance, Assignment and Bill of Sale, conveying, selling, transferring and assigning to Buyer title to all of the Property free and clear of all security interests, liens, charges, encumbrances or equities whatsoever, except those listed on
Schedule 3.2.15.

               5.2.4 Motor Vehicle Certificates of Title to each of the Vehicles, endorsed for transfer to Buyer.

               5.2.5 Good and sufficient assignments of each of the Personal Property Leases and each of the Contracts in each case together with the written consents of all parties necessary in order to transfer all of Allard's rights thereunder to Buyer.

               5.2.6 Copies of each of the Permits, together with evidence satisfactory to Buyer that the same are in full force and effect, and (to the extent requested by Buyer) evidence that such permits are eligible for immediate transfer to Buyer.

               5.2.7 The books and records described in Section 1.1.15; each of the Financial Statements described in Section 3.2.4; the Second Quarter Financial Statements to be delivered pursuant to Section 4.2.10; and each policy of insurance described in Section 3.2.12, together with evidence that such policies are in force on the Closing Date.

               5.2.8 A covenant not to compete with a duration of four years, executed by Allard and each of the Principal Shareholders, in the form of EXHIBIT B attached hereto.

               5.2.9 Robert Martin shall become an employee of Buyer or DAH.

               5.2.10 Evidence of the release by BF Goodrich of Allard and ADS with respect to all liabilities relating to ADS.

               5.2.11 Omitted

               5.2.12 Resolutions of the directors and shareholders of Allard authorizing the execution and delivery of this Agreement by Allard and the performance of its obligations hereunder, certified by the Corporate Secretary of Allard.

               5.2.13 Allard shall have delivered to Buyer, in form suitable for filing, such certificates, consents and other documents as are necessary or desirable to effect the transfer of the registration of any name conveyed to Buyer pursuant to this Agreement, in New Hampshire, Pennsylvania, Arizona and in each other state where ADS is qualified to do business or has registered any such name under a "trade name" or "fictitious name" statute or similar law or has taken any other action-in order to obtain or protect rights in such name.

               5.2.14 A favorable opinion of counsel for Allard and the Principal Shareholders, addressed to Buyer and DAH and dated the Closing Date, in the form of EXHIBIT C attached hereto.

               5.2.15 The Articles of Incorporation of Allard, certified as of a recent date by the Secretary of State of New Hampshire.

               5.2.16 The Bylaws of Allard, certified as true and complete by the Corporate Secretary of Allard.

               5.2.17 A certificate of the New Hampshire, Pennsylvania and Arizona Secretaries of State, each dated as of a date not earlier than ten days prior to the Closing Date, as to the good standing of Allard in such States (and, in New Hampshire, the payment of all corporate franchise taxes), together with facsimile confirmation of such good standing on the Closing Date.

               5.2.18 An affidavit of the Chief Executive Officer or Chief Financial Officer of Allard stating that Allard is not a foreign seller within the meaning of the Internal Revenue Code of 1986, as amended.

               5.2.19 Such other consents as Buyer deems necessary or desirable in order to consummate the transactions contemplated herein.

               5.2.20 Such other separate instruments of sale, assignment or transfer that Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title to all or any part of the Property.

               5.2.21 On or before 5:30 P.M. Pacific Daylight Time of the 7th calendar day following the receipt by DAH of the following: Equipment, Tooling, Inventory, Backlog and the Financial Statements, DAH shall conclude its due diligence.

               5.2.22 On or before 5:30 P.M. Pacific Daylight Time of the twenty-first (21st) calendar day after DAH receives the items listed in
Section 5.2.21, DAH shall use its best efforts to obtain the consent of its senior and subordinated lenders to the transaction contemplated by this Agreement.

          5.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF ALLARD AND THE PRINCIPAL SHAREHOLDERS. Each and every obligation of Allard and the Principal Shareholders to be performed on or before the Closing Date shall be subject to the satisfaction on or before the Closing Date of each of the following conditions (unless waived in writing by Allard and the

Principal Shareholders): The Buyer shall have delivered to Allard each of the following, in each case duly and properly executed (if appropriate) and in form and substance reasonably satisfactory to Allard:

               5.3.1 Payment of an amount equal to $11,000,000, plus or minus any Working Capital Adjustment calculated pursuant to Section 6, in immediately available funds on the Closing Date.

               5.3.2 Resolutions of the directors of Buyer and DAH authorizing the execution and delivery of this Agreement by Buyer and DAH respectively and the performance of their respective obligations hereunder, certified by the Corporate Secretaries of Buyer and DAH, respectively.

               5.3.3 An opinion of counsel for Buyer and DAH, addressed to Allard and the Principal Shareholders and dated the Closing Date, in the form of EXHIBIT D attached hereto.

               5.3.4 The Assumption Agreement with respect to the Assumed Liabilities, in the form of EXHIBIT E attached hereto.

               5.3.5 On or before 5:30 P.M. Pacific Daylight Time of the twenty-first (21st) day after DAH has received the material set forth in
Section 5.2.21, DAH shall use its best efforts to obtain the consent of its senior and subordinated lenders to the transaction contemplated by this Agreement.

               5.3.6 A covenant not to compete with a duration of four years, executed by DAH and each of the Principal Shareholders, in the form of EXHIBIT B attached hereto.

          5.4 ALLOCATION. For purposes of income tax reporting, the parties hereto agree that the fixed amounts to be paid by Buyer hereunder shall be allocated as follows: (a) $4,700,000 in respect of tangible assets; (b) $6,300,000 in respect of the goodwill of ADS; and (c) $2,000,000 in respect of the covenants not to complete delivered to Buyer and DAH pursuant hereto.

     6. WORKING CAPITAL ADJUSTMENT. In the event that the amount by which, as of the Closing Date, (a) the aggregate value of the Receivables and the Inventory exceeds the then current liabilities of ADS of a nature set forth on Schedule 6 is less than (b) the amount by which, as of April 30, 1996, the aggregate value of the Receivables and the Inventory exceeded the current liabilities of ADS (each as set forth in the Financial Statements dated as of April 30, 1996), the cash payment to be made pursuant to Section 5.3.1 shall be adjusted to reflect such reduction, by a partial refund by Allard of the purchase price paid pursuant hereto, made to DAH in immediately available funds within ten business days of the Closing Date, calculated on the basis of financial statements as of the Closing Date to be delivered concurrently with such payment. Similarly, in the event that the amount by which, as of the Closing Date, (a) the aggregate value of the Receivables and the Inventory of a nature set forth on Schedule 6 exceeds the then current liabilities of ADS is greater than (b) the amount by which, as of April 30, 1996, the aggregate value of the Receivables and the Inventory exceeded the current liabilities of ADS (each as set forth in the Financial Statements dated as of April 30, 1996), the cash payment to be made pursuant to Section 5.3.1 shall be increased to reflect such excess. Such adjustment shall be made by a payment to Allard by DAH in immediately available funds within five (5) business days of DAH's receipt of financial statements as of the Closing Date to be delivered by Allard to DAH. Price Waterhouse & Co. shall make a determination as to the amount of the Working Capital Adjustment pursuant to this Section 6; in the event that Allard does not agree with the determination so made and the difference between the Price Waterhouse & Co. calculation and the amount determined by Allard is less than $30,000, the working capital adjustment shall be made by dividing the disputed amount equally between Buyer and Allard; in the event that the dispute is $30,000 or more, the dispute shall be resolved by Arbitration in accordance with the provisions of Section 7.3 and the non prevailing party in the Arbitration shall pay the entire cost of the Arbitration.

     7.   MISCELLANEOUS PROVISIONS.

          7.1 NOTICE. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made, if in writing, and (i) if served by personal delivery to the party for whom intended (which shall include overnight delivery by Federal Express or similar service), (ii) or 3 business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated by writing hereafter by, such party, or
(iii) if sent by telecopy to the number showing in this Agreement for, or such other number as may be designated in writing hereafter by, such party and immediately confirmed by sending a copy of such notice by either method described in clause (i) or (ii) above.

          7.2 POST-CLOSING ACCESS. For the shorter of (1) the period DAH owns Buyer or (ii) a period of seven (7) years commencing on the Closing Date, or for such longer period as may be required by applicable law, the Buyer and DAH shall retain all books, records and other data relating to the business of ADS prior to the Closing Date. The Buyer and DAH shall grant access to such books, records and other data to Allard and the Principal Shareholders and their representatives during regular business hours upon reasonable prior notice to the extent that such access is required by Allard and the Principal Shareholders in connection with tax, regulatory or contractual matters, or otherwise in order to permit Allard and the Principal Shareholders to comply with applicable law, or in order to defend against any claim brought against Allard or the Principal Shareholders. Provided, however, in the event DAH sells Buyer, DAH shall reserve the right on behalf of Allard.

          7.3 ARBITRATION. Any dispute, claim or controversy arising out of or relating to this Agreement or breach thereof shall be decided by Arbitration conducted in Philadelphia, Pa. before a single arbitrator in an arbitration proceeding otherwise conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and which arbitration provides for reasonable discovery, including depositions, interrogatories and production of documents. The decision of the arbitrator shall be final and binding on the parties and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The cost of arbitration shall be shared equally between the parties.

          7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, and the documents referred to herein and therein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

          7.5 BINDING EFFECT; ASSIGNMENT. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon Allard, its successors and permitted assigns, Buyer and DAH, their respective successors and permitted assigns, and the Principal Shareholders, their heirs, legal representative and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party or parties except that Buyer shall have the right to assign, in whole or in part, its rights hereunder to one or more affiliates of Buyer, which in each case shall be a wholly-owned subsidiary of Buyer. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the term hereof shall be void and of no force or effect.

          7.6 CAPTIONS. This Agreement and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

          7.7 WAIVER: CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

          7.8 NO THIRD PARTY BENEFICIARIES. Subject to Section 7.3, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

          7.9 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          7.10 FACSIMILE SIGNATURES. This Agreement may be executed by facsimile signatures. Such signatures shall be forwarded to the other parties by overnight mail.

          7.11 SEVERABILITY. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, Allard, Principal

Shareholders, DAH and Buyer hereby agree that such court or arbitrator(s) shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's or arbitrator(s)' determination. In the event that any such provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

          7.12 GOVERNING LAW. This Agreement shall in all respects be constructed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By:
                                          ----------------------------

                                       ADS ACQUISITION, INC.

                                       By:
                                          ----------------------------

                                       ALLARD INDUSTRIES, INC.

                                       By:
                                          ----------------------------

                                       THE GERALD R. ALLARD REVOCABLE
                                        TRUST OF 1994

                                       By:
                                          ----------------------------
                                           Gerald R. Allard, Trustee

                                       THE ALLARD CHILDREN'S TRUST
                                        f/b/o JOHN R. ALLARD

                                       By:
                                          ----------------------------
severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

          7.12 GOVERNING LAW. This Agreement shall in all respects be constructed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By: /s/ R. Jack DeCrane
                                          ----------------------------

                                       ADS ACQUISITION, INC.

                                       By: /s/ R. Jack DeCrane
                                          ----------------------------

                                       ALLARD INDUSTRIES, INC.

                                       By:
                                          ----------------------------

                                       THE GERALD R. ALLARD REVOCABLE
                                        TRUST OF 1994

                                       By:
                                          ----------------------------
                                           Gerald R. Allard, Trustee

                                       THE ALLARD CHILDREN'S TRUST
                                        f/b/o JOHN R. ALLARD

                                       By:
                                          ----------------------------

Shareholders, DAH and Buyer hereby agree that such court or arbitrator(s) shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's or arbitrator(s)' determination. In the event that any such provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

          7.12 GOVERNING LAW. This Agreement shall in all respects be constructed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By:
                                          ----------------------------

                                       ADS ACQUISITION, INC.

                                       By:
                                          ----------------------------

                                       ALLARD INDUSTRIES, INC.

                                       By: /s/ John R. Allard, CEO
                                          ----------------------------

                                       THE GERALD R. ALLARD REVOCABLE
                                        TRUST OF 1994

                                       By:
                                          ----------------------------
                                           Gerald R. Allard, Trustee

                                       THE ALLARD CHILDREN'S TRUST
                                        f/b/o JOHN R. ALLARD

                                       By: /s/ John R. Allard, Trustee
                                          ----------------------------

Shareholders, DAH and Buyer hereby agree that such court or arbitrator(s) shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's or arbitrator(s)' determination. In the event that any such provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

          7.12 GOVERNING LAW. This Agreement shall in all respects be constructed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By:
                                          ----------------------------

                                       ADS ACQUISITION, INC.

                                       By:
                                          ----------------------------

                                       ALLARD INDUSTRIES, INC.

                                       By:
                                          ----------------------------

                                       THE GERALD R. ALLARD REVOCABLE
                                        TRUST OF 1994

                                       By: /s/ Gerald R. Allard, Trustee
                                          ----------------------------
                                           Gerald R. Allard, Trustee

                                       THE ALLARD CHILDREN'S TRUST
                                        f/b/o JOHN R. ALLARD

                                       By:
                                          ----------------------------

                                       THE ALLARD CHILDREN'S TRUST
                                        f/b/o MICHAEL E. ALLARD

                                       By: /s/ Michael E. Allard
                                          ----------------------------


                                       THE NAZARIAN FAMILY TRUST

                                       By:
                                          ----------------------------
                                           David Nazarian, Trustee

                                       By:
                                          ----------------------------
                                           Angela Nazarian, Trustee


                                       -------------------------------
                                       Younes Nazarian

                                       THE ALLARD CHILDREN'S TRUST
                                        f/b/o MICHAEL E. ALLARD

                                       By:
                                          ----------------------------


                                       THE NAZARIAN FAMILY TRUST

                                       By: /s/ David Nazarian
                                          ----------------------------
                                           David Nazarian, Trustee

                                       By: /s/ Angela Nazarian
                                          ----------------------------
                                           Angela Nazarian, Trustee

                                          /s/ Younes Nazarian
                                       -------------------------------
                                       Younes Nazarian





                                       42